EXHIBIT 32
Certification of Periodic Financial Reports
In connection with the Annual Report of Carriage Services, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2008 (“Form 10-K”), each of the undersigned officers of the Company certifies pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of such officer’s knowledge: (i) the Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and (ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 9, 2009	/s/ Melvin C. Payne
Melvin C. Payne
Chairman of the Board, President and Chief Executive Officer

/s/ Terry E. Sanford
Terry E. Sanford
Senior Vice President and Chief Financial Officer